UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549



                               FORM 8-K



                        CURRENT REPORT PURSUANT
                     TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported):  May 26, 1999




                     AMPERSAND MEDICAL CORPORATION
        ------------------------------------------------------
        (Exact Name of Registrant as Specified in Its Charter)




      Delaware                    0-935                36-4296006
-------------------------      -----------          -------------------
(State of Other Jurisdic-      (Commission          (I.R.S. Employer
tion of Incorporation or       File Number)         Identification No.)
Organization)




 900 North Franklin Street, Suite 210, Chicago, Illinois      60610
 -------------------------------------------------------   ----------
      (Address of Principal Executive Offices)             (Zip Code)




                            (312) 640-8810
         ----------------------------------------------------
         (Registrant's Telephone Number, Including Area Code)




                       BELL NATIONAL CORPORATION
     -------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.


     Effective May 26, 1999, Bell National Corporation ("Bell National") has merged into its wholly owned Delaware subsidiary, Ampersand Medical Corporation ("Ampersand"). At Bell National's annual shareholders meeting held on May 25, 1999, shareholders approved the Agreement and Plan of Merger providing for the merger, previously approved by Bell National's Board of Directors. On May 26, 1999, Bell National filed a Certificate of Ownership and Merger with the Delaware Secretary of State, causing the merger to become effective as of the day of filing.

     The merger was a statutory short-form merger carried out in order to change Bell National's state of incorporation from California to Delaware
and to change its name to "Ampersand Medical Corporation."   Ampersand was
the surviving corporation in the merger and as such it succeeded to all of the assets and assumed all of the liabilities of Bell National. In connection with the merger, the number of shares of authorized common stock was increased from 12,000,000, the number provided for by Bell National's Articles of Incorporation, to 50,000,000, the number provided for by Ampersand's Certificate of Incorporation. Additionally, Ampersand's Certificate of Incorporation authorizes 5,000,000 shares of "blank-check" preferred stock. A more detailed explanation of the changes effected via the merger is contained in Bell National's definitive Proxy Statement on
Schedule 14A, filed with the Securities and Exchange Commission on April 30, 1999.

                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            AMPERSAND MEDICAL CORPORATION
                            (Registrant)



Date:  May 26, 1999         /s/ Leonard R. Prange
                            ----------------------------------------
                            Leonard R. Prange
                            (President and Chief Financial Officer)